Silicon Valley Bank

Modification of Forbearance Agreement

Borrower:   Exabyte Corporation
Address:      1685 38th Street
                    Boulder, Colorado 80301
Date:           As of February 28, 2003

       THIS MODIFICATION OF FORBEARANCE AGREEMENT (the "Modification Agreement") is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

       The parties agree to amend the Forbearance Agreement between them, dated as of February 14, 2003 (the "Forbearance Agreement"), as follows, effective as of the date stated above. (Capitalized terms used but not defined in this Modification Agreement, shall have the meanings set forth in the Forbearance Agreement.)

       1.        Extend Forbearance Period. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Silicon and Borrower hereby extend the Forbearance Period set forth in Paragraph 3 of the Forbearance Agreement from February 28, 2003, to and including March 31, 2003.

       2.        Limitation to Maximum Credit Limit. Notwithstanding anything contained in the Forbearance Agreement or in the Loan Agreement to the contrary, during the Forbearance Period, the Maximum Credit Limit contained in Section 1 of the Amended and Restated Schedule to Loan and Security Agreement shall be $16,000,000.00.

       3.        Extension of Vendor Agreement Deadline for Solectron Corporation. The deadline for obtaining a vendor agreement with Solectron Corporation as set forth in Section 8(7) of the Amended and Restated Schedule to Loan and Security Agreement is hereby extended to and including March 31, 2003.

       4.        Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Forbearance Agreement are true and correct as of the date hereof.

       5.        General Provisions. This Modification Agreement, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof.

       6.        Loan Agreement and Forbearance Agreement Remain in Full Force and Effect. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, the Forbearance Agreement and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:	Silicon:
EXABYTE CORPORATION	SILICON VALLEY BANK

By /s/ Tom W. Ward	By
President or Vice President	Title

By /s/ Amy J. Perius
Secretary or Ass't Secretary

00009231.doc